EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Pride International, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-107051 and 333-154920) on Form S-3 and S-3/A, registration statements (Nos. 333-66644 and 333-666444-01) on Post-Effective Amendment No. 1 on Form S-8 to the Registration Statements on Form S-4, and registration statements (Nos. 333-115588, 333-131261, 333-149815, and 333-154926) on Form S-8 of Pride International, Inc. of our reports dated February 19, 2010, with respect to the consolidated balance sheets of Pride International, Inc. as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2009 and the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in the December 31, 2009 annual report on Form 10-K of Pride International, Inc.

/s/ KPMG LLP

Houston, Texas

February 19, 2010